Exhibit 99.1

PURCHASE AND SALE AGREEMENT

dated as of April 28, 2003

by and between

BNS CO.

as Seller

and

WASSERMAN RE VENTURES LLC

as Buyer

with respect to approximately 169 acres of real property and improvements located on Frenchtown Road in North Kingstown, Rhode Island

(with a portion thereof located in East Greenwich, Rhode Island)

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 28th day of April, 2003 (the “Effective Date”), by and between BNS CO., a Delaware corporation, having an address at 200 Frenchtown Road, Suite 2, North Kingstown, Rhode Island 02852 (“Seller”), and WASSERMAN RE VENTURES LLC, a Rhode Island limited liability company having an address at One Park Row, Providence, Rhode Island 02903 (“Buyer”).

ARTICLE I

Property

Section 1.01. Property.    Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, those certain lots or parcels of land (the “Land”), with the buildings, fixtures and improvements thereon (the “Improvements”), located at 200 Frenchtown Road, North Kingstown, Rhode Island, consisting of approximately 169 acres (with a portion thereof located in East Greenwich, Rhode Island), and more particularly described on Exhibit A attached hereto and made a part hereof.

TOGETHER ALSO with all right, title and interest of Seller, if any, in and to (i) the land in the bed of any public street, road or avenue, open or proposed, in front of or adjoining the Land, to the center line thereof, (ii) any rights of way, easements, appurtenances, alleys, gores and strips of land adjoining or appurtenant to the Land and used in conjunction therewith, (iii) any water rights, riparian rights and powers, hereditaments and appurtenances with respect thereto, all right, title and interest of Seller in and to any side or spur railroad tracks and all rights of way appurtenant thereto, (iv) any award made or to be made in lieu of any of the foregoing and any unpaid award for damage to the Land or the Improvements by reason of change of grade of any street, road or avenue; (v) any award made or to be made with respect to the Route 403 Condemnation (as hereinafter defined); (vi) the Leases (hereinafter defined); (vii) all rents and profits from the Leases applicable to any period from and after the Closing Date (hereinafter defined), and any security or tenant deposit made by any tenant to Seller whether or not refundable, together with interest required by law or by the applicable Lease to be paid thereon, and any other documents, records or rights owned by Seller affecting or relating to the Land, the Leases or the Improvements; and (viii) all fixtures and/or personal property listed on Exhibit B attached hereto and made a part hereof (the “Personal Property”).

All of the foregoing items purchased under this Agreement are collectively referred to as the “Property”.

ARTICLE II

Purchase Price

Section 2.01. Purchase Price.    The purchase price for the Property (the “Purchase Price”) shall be Twenty Million Two Hundred Thousand and 00/100 Dollars ($20,200,000.00). The Purchase Price will be paid by Buyer to Seller at the Closing (as hereinafter defined) and recording of the Deed (as hereinafter defined) in cash or by wire transfer of immediately available funds.

Section 2.02. Use of Purchase Price.    To enable Seller to make conveyance as provided in this Agreement, Seller shall use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, other than the Permitted Encumbrances (as hereinafter defined), provided that all instruments so procured are recorded simultaneously with the delivery of the Deed or that provision for prompt recording thereof satisfactory to the Buyer’s attorneys are made on the date of Closing.

Section 2.03. Deposit.    Contemporaneously with the execution of this Agreement, Buyer shall deliver to CB Richard Ellis—N.E. Partners, L.P. (the “Escrow Agent”) the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) as earnest money hereunder (the “Deposit”). (As used herein, the term “Deposit” shall mean the Deposit, together with all interest earned thereon). Any deposit amount required hereunder, may, at the option of Buyer, be in the form of check or federal wire transfer. The Escrow Agent shall place the Deposit in an interest-bearing account at a bank designated by Buyer, with all interest being paid to Buyer. At the Closing, the Deposit will be applied toward the Purchase Price, but otherwise the Deposit will be held by the Escrow Agent, returned to Buyer, or delivered to Seller, in accordance with the terms of this Agreement.

ARTICLE III

Review Period

Section 3.01. Review Period.    Buyer has from the date of this Agreement until 5:00 p.m., on Tuesday, June 10, 2003 (the “Review Period”) to review and approve, at Buyer’s expense, such items (including the Leases) and to conduct such inspections, interviews, tests and audits as Buyer, in its sole discretion, deems appropriate, including, without limitation, environmental (including so-called phase I and II testing), engineering and zoning inspections and investigations and review of those matters disclosed by survey and any matters related to title to the Property.

Section 3.02. Inspection.    Buyer shall have the right, at all reasonable times during the Review Period and until Closing to conduct on-site inspections of the Property and physical inspections and tests of the Property (including, without limitation, the right to enter and inspect all portions of the Property), provided, however, that any invasive inspection or testing shall require the prior consent of the Seller, which consent shall not be unreasonably withheld, and shall be done at such times reasonably requested by Seller, will not interfere, in any material respect, with Seller or any tenants and shall, in any event, be scheduled only upon reasonable prior notice to Seller. Upon the completion of any inspection or test conducted pursuant to the provisions hereof, the Buyer agrees, at its sole cost and expense, to return the Property to the condition as existed prior to the commencement of such inspection or test. Seller hereby agrees, without cost to Seller, to fully cooperate with Buyer in providing access to any and all information with respect to the Property requested by Buyer, including (a) making available to Buyer copies of all reasonably relevant materials in Seller’s possession relating to the Property including but not limited to tax bills, leases, environmental reports and environmental insurance policies and (b) the execution of any consents or applications for information from government or quasi-governmental agencies only with respect to the Property. Buyer shall indemnify Seller from any physical damage to the Property and personal injury resulting from Buyer’s entry or Buyer’s representatives’ entry on the Property during the Review Period. This indemnity shall survive for three (3) years following the later of (i) Closing or (ii) termination of this Agreement.

Section 3.03. Buyer’s Notice.    If for any or no reason Buyer, in its sole and absolute discretion, is not satisfied with the results of such inspections, interviews, tests or any other fact or situation with respect to the Property, then in such event Buyer shall have the right to terminate this Agreement by giving Seller and the Escrow Agent written notice thereof (the “Buyer’s Notice”) on or before the expiration of the Review Period, and this Agreement shall be immediately terminated upon Buyer’s delivery of the Buyer’s Notice to Seller. The Seller shall be under no obligation in any event to extend the Review Period. The Buyer’s Notice need not set forth the reason for such termination. Buyer’s failure to deliver the Buyer’s Notice on or before the expiration of the Review Period shall be deemed a waiver of Buyer’s right to terminate this Agreement under this Section 3.03 and the terms of this Agreement shall continue to bind the parties. Seller acknowledges that although Buyer has received information regarding the environmental condition of the Property, Buyer has not completed its review and has not waived its rights to further evaluate such conditions during the Review Period.

Section 3.04. Termination.    If Buyer elects to terminate this Agreement by delivering the Buyer’s Notice in accordance with and subject to the terms of this Article III, the parties hereto shall thereupon be relieved of all liabilities and obligations hereunder except as set forth in Section 3.02 and the Deposit shall be refunded to Buyer by Escrow Agent. Seller expressly acknowledges and agrees that, if Buyer requests Escrow Agent to pay to Buyer the Deposit as a result of Buyer’s election to terminate this Agreement on or before the expiration of the Review Period under the provisions of this Article III, then the Escrow Agent shall have no obligation to independently determine whether Buyer has the right to receive the Deposit, and the Escrow Agent may rely solely upon the written instructions set forth in any written notice delivered by Buyer from and after such election, without the joinder, approval or consent of Seller. If Buyer elects to terminate this Agreement in accordance with and subject to the terms of this Article III, Buyer shall furnish Seller, upon such termination and without charge, a copy of each study, report and any other document prepared by Buyer in connection with Buyer’s due diligence for the Property.

ARTICLE IV

Good and Marketable Title

Section 4.01. Conveyance.    At the Closing, Seller will convey good and marketable record fee simple and insurable (at Buyer’s expense) title to the Property to Buyer by a quitclaim deed (the “Deed”) and good and marketable title to the Personal Property by a bill of sale (the “Bill of Sale”), free and clear of any and all deeds of trust, mortgages or other liens or indebtedness, encumbrances, conditions, easements, rights-of-way, assessments and restrictions, except for the following (collectively, the “Permitted Exceptions”):

(a)    General real estate taxes for the year in which the Closing occurs and subsequent years not yet due and payable.

(b)    All easements, restrictions, rights-of-way, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other matters of record as of the date hereof, affecting all or any portion of the Property to the extent not disapproved by Buyer during the Review Period; Seller shall have no obligation to remove any such matters of record, provided, however, nothing contained herein shall deprive Buyer of its right to terminate this Agreement pursuant to the terms of Section 3.03 hereof.

(c)    The terms and provisions of those leases listed on Exhibit C attached hereto and made a part hereof and any additional leases entered into after the date hereof pursuant to the provisions of Section 8.03 of this Agreement (the “Leases”).

(d)    In addition, Seller shall have the right to remain in possession of 5,000 square feet currently occupied by Seller for up to forty-five (45) days after Closing at the rate of $85 per day.

Section 4.02. Extension to Cure.    If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Property, all as herein stipulated, or if on the date of Closing the Property does not conform with the provisions hereof, then Seller shall use good faith and reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the Property conform to the provisions hereof, as the case may be, and the Closing shall automatically be extended for a period of sixty (60) days (the “Extended Time”). If at the expiration of the Extended Time Seller shall have failed so to remove any defects in title, deliver possession, or make the Property conform, as the case may be, all as herein agreed, after using good faith and reasonable efforts to do so, then, at Buyer’s option, the Deposit shall be forthwith refunded by Escrow Agent to Buyer and all other obligations of all parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto. Notwithstanding the foregoing, in no event shall Seller be required to expend more than Twenty Thousand Dollars ($20,000.00) to cure any requirement under this Section 4.02.

Buyer shall have the election, at either the original date of Closing or the Extended Time, to accept such title as Seller can deliver to the Property in its then condition and to pay therefore the Purchase Price without deduction, in which case Seller shall convey such title.

ARTICLE V

Closing

Section 5.01. Closing.    The purchase and sale of the Property will be held at Edwards & Angell, LLP, 2800 Financial Plaza, Providence, Rhode Island or such other place as may be agreed upon by Seller and Buyer, and will occur, subject to satisfaction of all conditions precedent set forth in Section 9.01 of this Agreement at 10:00 a.m. local time on that date which is the later of (i) thirty (30) days after the end of the Review Period or (ii) no later than four (4) business days after Seller has obtained “Shareholder’s Approval” (as defined in Section 9.01 hereof) or (iii) ten (10) days after Seller has completed or caused to be completed the so-called “active remediation” of the environmental conditions (“Seller’s Work”) as described in Exhibit H-1 (the “Closing”). If the day on which the Closing is scheduled to occur is a Sunday or holiday then the Closing shall take place on the first business day thereafter. Buyer and Seller agree to schedule and attend a “pre-closing” one week prior to the anticipated date of Closing.

Section 5.02. Seller’s Obligations.    At the Closing, Seller shall execute and deliver to Buyer, and/or cause the execution and delivery by all parties other than Buyer of, the following:

(a)    The Deed (with payment by Seller of the required state and/or local documentary stamps and any other applicable tax transfers, if any, to be affixed thereto).

(b)    An assignment of leases, in the form attached hereto as Exhibit D, pursuant to which all of Seller’s right, title and interest in and to the Leases shall be assigned to Buyer and Buyer shall assume, from and after the Closing, all of Seller’s rights and obligations under the Leases (the “Assignment of Leases”).

(c)    The Bill of Sale.

(d)    A FIRPTA affidavit in a form acceptable to the title insurance company selected by Buyer (the “Title Company”).

(e)    A Rhode Island Residency Affidavit in a form acceptable to the Title Company, sufficient to comply with the provisions of R.I.G.L. § 44-30-71.3 in order that there shall be no lien on the Property.

(f)    Evidence of Seller’s good standing in each of Delaware and Rhode Island issued by the Secretary of State of each of Delaware and Rhode Island.

(g)    A good standing certificate from the Rhode Island Division of Taxation and a discharge of lien from the Division of Taxation.

(h)    Original counterparts (to the extent available) or copies of the Leases (and lease files) and to, the extent available, copies of all operating agreements, reciprocal easement agreements, options, warranties, guarantees, permits and other agreements related to the Property, including all modifications, supplements or amendments to each of the foregoing.

(i)    Copies of any permits, licenses and approvals relating to operation of the sewage treatment plant facility located at the Property and, to the extent assignable, an assignment thereof to Buyer.

(j)    An assignment of any and all permits, licenses, approvals and warranties relating to the Property, to the extent assignable, in the form attached hereto as Exhibit K and incorporated herein by this reference.

(k)    To the extent necessary to permit the Title Company to remove any exception in the owner’s policy for mechanics’ and materialmens’ liens and general rights of parties in possession, an affidavit executed by Seller as to the absence of debts and liens and a listing of all parties in possession, made to Buyer and the Title Company and in a form acceptable to the Title Company, along with any other items reasonably required by the Title Company.

(l)    Evidence acceptable to the Title Company of Seller’s authority to consummate the transactions contemplated by this Agreement.

(m)    Seller’s certification that, to the best of Seller’s knowledge, all representations and warranties made by Seller under this Agreement are true, complete and correct in all material respects as of the Closing.

(n)    A settlement statement with respect to the purchase and sale of the Property (the “Settlement Statement”).

(o)    To the extent the same are in Seller’s possession, all original certificates of occupancy and licenses, permits, authorizations and approvals issued by the appropriate authorities with respect to the Property.

(p)    Any surveys and architect’s plans, specifications and reports pertaining to the Property in Seller’s possession and any licenses, permits, authorizations and approvals pertaining to the operation thereof in Seller’s possession.

(q)    Notice to each tenant advising such tenant of the sale of the Property and instructing such tenant to send all rent to such address as Buyer requests.

(r)    The information necessary to complete form 1099B and such other forms and information required by the Internal Revenue Code and regulations thereunder with respect to the transaction.

(s)    All other instruments and documents to which Buyer may be entitled under any provision of this Agreement.

(t)    Signed tenant estoppel certificates and subordination, non-disturbance and attornment agreements (on forms reasonably acceptable to Buyer and Seller), to the extent available, from each of the tenants under the Leases dated no earlier than seventy-five (75) days prior to Closing. Seller’s failure to obtain any such certificate or agreement shall not constitute a default by Seller under this Agreement but shall be a condition to Buyer’s obligations to close. In the event that Seller reasonably determines that it will be unable to obtain such certificate or agreement from the tenants, Buyer shall have ten (10) days after written notice from Seller to either waive such condition or to terminate this Agreement. Notwithstanding the foregoing, in the event Seller is unable to obtain such certificates from any Tenant, then Seller shall have the right to provide its own certification for up to two (2) tenants.

(u)    An assignment of any surviving Service Contracts (as hereinafter defined), in the form attached hereto as Exhibit E.

(v)    An assignment of Seller’s environmental insurance policies (“Assignment of Environmental Insurance”) in the form attached hereto as Exhibit J which policies are described on Exhibit H-2 attached hereto and incorporated herein by this reference, provided that Seller shall retain its rights as an additional insured for itself and its successors and assigns.

(w)    Reasonable evidence that this Agreement and the transactions contemplated hereby have been approved and adopted by the requisite vote of the shareholders of the Seller (the “Shareholders”) at a special or annual meeting of the Shareholders (the “Shareholders Meeting”).

(x)    Certification of PSC Environmental Services (“PSC”) in favor of Buyer and Seller, in form and substance reasonably satisfactory to Buyer and its counsel, that PSC has completed all work in accordance with Purchase Order No. 6555 of Seller dated March 24, 2003, and Purchase Order No. 6559 of Seller dated April 1, 2003 and in accordance with all relevant requirements of the approved Remedial Action Work

Plans dated October 4, 2002 in RIDEM Cases Nos. 2001-061(a) and 2001-061(b) (collectively, the “Remedial Action Work Plans”). If Buyer is not satisfied with the proposed form of certification, Buyer may terminate this Agreement by written notice to Seller prior to expiration of the Review Period or such certification shall be deemed approved.

(y)    Certification of Environmental Science Services, Inc. (“ESS”), in favor of Buyer and Seller, in form and substance reasonably satisfactory to Buyer and its counsel, that ESS has substantially completed all work in accordance with its Revised Proposal To Perform Remedial Engineering Services (ESS Proposal No. 11394a) dated January 22, 2003 and executed by Seller on February 15, 2003, in accordance with all relevant requirements of the approved Remedial Action Work Plans. If Buyer is not satisfied with the proposed form of certification, Buyer may terminate this Agreement by written notice to Seller prior to expiration of the Review Period. If Buyer does not so terminate this Agreement, such certification shall be deemed approved.

(z)    The written guarantee of PSC in favor of Buyer and Seller, in form and substance reasonably satisfactory to Buyer and its counsel, and enforceable directly by Buyer, that all work covered by Purchase Order No. 6555 of Seller dated March 24, 2003, and by Purchase Order No. 6559 of Seller dated April 1, 2003 is and will be guaranteed for a period of one (1) year from completion. If Buyer is not satisfied with the proposed form of Guarantee, Buyer may terminate this Agreement by written notice to Seller prior to expiration of the Review Period. If Buyer does not so terminate this Agreement, such guarantee shall be deemed approved.

(aa)    A counterpart of the Environmental Agreement attached hereto as Exhibit I and incorporated herein by this reference.

(bb)    A counterpart of Environmental Escrow Agreement (“Environmental Escrow Agreement”) in the form of Exhibit L attached hereto and incorporated herein by this reference whereby Seller will pay into escrow an amount to cover the gap between the total dollars expended in connection with the environmental remediation of the Property and the $615,000 self-insured retention requirement of the so-called cost cap insurance, which amount will be not less than $60,000 and which is expected to be not more than $240,000.

Section 5.03. Buyer’s Obligations.    At the Closing, Buyer shall pay the Purchase Price to Seller in cash or by wire transfer of immediately available funds, and shall execute and deliver to Seller the following:

(a)    A counterpart of the Assignment of Leases.

(b)    Buyer’s certification that all representations and warranties made by Buyer under this Agreement are true, complete and correct in all material respects as of the Closing.

(c)    Appropriate evidence of Buyer’s authority to consummate the transactions contemplated by this Agreement, including certificates of good standing.

(d)    The Settlement Statement.

(e)    A counterpart of the Environmental Agreement in

(f)    A counterpart of the Environmental Escrow Agreement.

Section 5.04. Possession.    At the Closing, full possession of the Property, subject only to the rights of the tenants under the Leases, shall be delivered by Seller to Buyer in the same condition as it now is, reasonable wear and tear excepted. Except as otherwise specifically provided herein with respect to Seller’s Work, Buyer acknowledges that it is purchasing the Property “AS IS” and “WHERE IS”. Buyer further acknowledges and agrees that except as expressly set forth herein, Buyer is relying solely upon its own inspection and investigation of the Property and that except as specifically set forth herein, there are no representations or warranties, express or implied, in connection with the Property and that Buyer assumes all obligations of the Property arising from and after the date of the Closing.

ARTICLE VI

Closing Adjustments

Section 6.01. Adjustments and Prorations.

(a)    Real and (if a lien on the Property) personal property taxes, fire district (if any) taxes, water and sewer bills and any other costs or expenses allocable to the parties hereto shall be prorated as of the Closing on the basis of a 365-day year, except that if any amount to be prorated covers a period of less than a year, the proration as to such amount shall be made as of the Closing on the basis of the period so covered. Seller shall, at the Closing, pay a pro rata share of all items so prorated to and including the day of the Closing, and Buyer shall pay or assume the balance thereof. Seller shall pay all utility charges on the Property for the period up to Closing. The net amount of any adjustments shall be added to or subtracted from the Purchase Price, as applicable. Any unpaid betterment or improvement assessments (the “Assessments”) constituting a lien against the Premises shall be paid in the following manner: (i) Seller shall pay for all Assessments due and payable prior to the calendar year 2003; (ii) Assessments due and payable during the calendar year 2003 shall be prorated as of the Closing Date; and (iii) Buyer shall pay for all Assessments due and payable in the calendar years 2004 and beyond.

(b)    Rents under the Leases shall be prorated as of the Closing based on the applicable period relating to such rents, except that no proration shall be made for rents delinquent as of the Closing (hereinafter called the “Delinquent Rents”). Delinquent Rents shall be any rents that are more than thirty (30) days past due. The balance remaining from any security deposits or prepaid rents which are held by Seller after deductions made by Seller in accordance with the Leases shall be transferred to Buyer. Buyer shall assume all liability and obligations relating to such security deposits and prepaid rents and shall indemnify and hold Seller harmless from all claims, liabilities and obligations relating thereto. Delinquent Rents, if any, shall be similarly prorated as of the Closing, and Seller’s share thereof shall be remitted to Seller promptly when, as and if received by Buyer after deduction of reasonable third party costs incurred by Buyer to collect such Delinquent Rents; provided, however, nothing herein contained shall operate to require Buyer to institute any lawsuit or other collection procedures to collect any Delinquent Rents. Amounts collected by Buyer from tenants owing Delinquent Rents shall be applied first to rent for the month in which the Closing occurs, then current rents owed by such tenant and finally to Delinquent Rents owed by such tenant in the inverse order in which the Delinquent Rents arose.

Section 6.02. Transaction Costs.    Except as otherwise provided in Section 9.03, each party will pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (a) all costs and expenses stated herein to be borne by a party, and (b) each party’s respective legal fees and expenses. Buyer, in addition to its other expenses, shall pay at the Closing (i) all recording charges incident to the recording of the Deed, and (ii) all premiums for Buyer’s title insurance policy. Seller, in addition to its other expenses, shall pay at the Closing the cost of any documentary stamps or other sales or transfer taxes applicable to the sale.

Section 6.03. Brokerage Commissions.    Seller and Buyer acknowledge and agree that neither has dealt with any real estate broker, agent or salesman, except CB Richard Ellis – N.E. Partners, L.P. (“Ellis”). Seller and Buyer acknowledge and agree that Seller shall be solely responsible for payment of any broker’s fee or commission due Ellis, and Seller shall indemnify, protect, defend and hold harmless Buyer from any and all claims for any such fees or commissions due Ellis. Seller and Buyer further acknowledge and agree that any other fees or real estate commissions occasioned by the execution and/or consummation of this Agreement shall be the sole responsibility of the party contracting therefor, and such party agrees to indemnify, protect, defend and hold harmless the other party from any and all claims for such other fees or real estate commissions.

Sections 6.04. Survival.    The terms of this Article VI shall survive the termination of this Agreement on the Closing and delivery of the Deed.

ARTICLE VII

Default and Remedies

Section 7.01. Buyer’s Default.    If Buyer fails to close for any reason, except (a) Seller’s default or (b) the permitted termination of this Agreement by Buyer or Seller as herein expressly provided, Seller shall be entitled to terminate this Agreement and to instruct the Escrow Agent to deliver the Deposit to Seller as liquidated damages, which right shall be Seller’s sole remedy hereunder. In the event this Agreement is terminated after the expiration of the Review Period and Seller is entitled to receive the Deposit, Buyer expressly acknowledges and agrees that if Seller requests Escrow Agent to pay to Seller the Deposit then the Escrow Agent shall have no obligation to independently determine whether Seller has the right to receive the Deposit and the Escrow Agent may rely solely upon the written instructions set forth in such written notice delivered by Seller from and after such election without the approval or consent of Buyer.

Section 7.02. Seller’s Default.    If Seller is in default under the terms of this Agreement, or if Seller fails to close for any reason, except (a) Buyer’s default or (b) the permitted termination of this Agreement by either Seller or Buyer as herein expressly provided, Buyer shall be entitled to terminate this Agreement upon written notice to Seller and to request the Escrow Agent to return the Deposit to Buyer. In addition to, but not in lieu of, the return of the Deposit, Buyer shall be entitled as its sole remedy to bring an action for specific performance of this Agreement, provided Buyer provides written notice of such election within three (3) months after the scheduled Closing Date.

Section 7.03. Legal Fees.    In the event of any litigation between the parties with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover its reasonable legal fees from the other party.

ARTICLE VIII

Representations, Warranties and Covenants

Section 8.01. Seller’s Representations.    Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing, as follows:

(a)    Attached hereto as Exhibit C is a schedule of all Leases. Seller covenants that it has previously and/or contemporaneously herewith delivered to Buyer true copies of all Leases, and all amendments and agreements relating thereto. Seller covenants that prior to the Closing it will not enter into any new lease, or amend, modify, extend, assign or terminate the Leases, or consent to any assignment or subletting under the Leases, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed. Except for the Leases there are no other leases or occupancy agreements with respect to the Property. The Leases are in full force and, except as otherwise provided on Exhibit F (attached hereto), there are no material defaults by either landlord or tenant thereunder;

(b)    The rent roll which is attached as Exhibit F hereto (the “Rent Roll”) accurately identifies, as of the date of this Agreement, all Leases, including the terms thereof and any security deposits and prepaid rent held by Seller . All information set forth in the Rent Roll is true and accurate. The Rent Roll shall be mutually satisfactory to the parties and shall list, inter alia, the base rent, additional rent, options to extend, option rent and any rights of first refusal to lease or purchase.

(c)    Except as set forth on the Rent Roll, as of the date of this Agreement, all rents which are payable by tenants under their respective Leases are presently current.

(d)    Except as set forth on the Rent Roll, no tenant has paid rent for more than one (1) month in advance.

(e)    Seller shall, from and after the date of this Agreement to the Closing Date, perform and discharge its duties and obligations and otherwise comply with every material covenant and agreement of the landlord under the Leases.

(f)    To the best knowledge of Seller, there are no unpaid assessments or charges for the installation of any utilities servicing the Property or for making connection thereto that have not been fully paid and Seller has no knowledge of any contemplated assessments or charges.

(g)    Each service or similar contract (excluding any applicable Permitted Encumbrances) relating to the ownership, operation or use of the Property, is accurately described on Exhibit G which is attached hereto (collectively, the “Service Contracts”). To the best of Seller’s knowledge, (i) all of the Service Contracts are in full force and effect, and (ii) neither Seller nor the vendor under each Service Contract is in default of its obligations thereunder.

(h)    Seller has received no written notice alleging that the Property is in violation of any applicable building, environmental or zoning laws, rules, codes or regulations except as described in Exhibit H.

(i)    (i)    As of the date of this Agreement, Seller is not a party to any currently pending litigation, arbitration or administrative proceeding (1) with any past or present tenant of the Property, (2) with any person or entity having or claiming any interest in or lien on the Property, or (3) which affects or questions Seller’s title to the Property or Seller’s ability to perform its obligations under this Agreement.

        (ii)    Seller knows of no presently pending litigation, arbitration or administrative proceeding and no litigation, arbitration or administrative proceeding has been threatened in writing against Seller or the Property which, in either case, affects or questions Seller’s title to, or use of, the Property or any part thereof.

(j)    Seller has received no written notice of any condemnation proceeding nor declaration of taking or other similar instrument filed against the Property, but has knowledge that the State of Rhode Island may take a portion of the Land for purposes of constructing a connector to Rhode Island State Route 403 (the “Route 403 Condemnation”).

(k)    To the best of Seller’s knowledge, except as otherwise disclosed on Exhibit H, and except for the two (2) septic systems, (i) there are no underground storage tanks on the Property (other than a water/oil separation tank which will be “closed” prior to Closing in accordance with applicable regulations), and (ii) any underground storage tanks previously on the Property were removed therefrom or filled in place in accordance with applicable law and Seller has obtained closure certificates evidencing such removal.

(l) Except as otherwise disclosed in Exhibit H, Seller has not knowingly used or knowingly permitted the Property to be used, and to the best of Seller’s knowledge, the Property has not been used for, storage, transfer, transportation or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances or for the discharge of the same into the environment other than in the normal course of the businesses of Seller and Seller’s tenants and in accordance with then applicable law. Contemporaneously with the execution of this Agreement, Seller shall deliver to Buyer (to the extent in Seller’s possession or control) copies of all environmental site assessments, site inspections, agreements and any other environmental due diligence relating to the Property.

(m)    Buyer expressly acknowledges and agrees that Seller has disclosed certain environmental conditions described on Exhibit H attached hereto and incorporated herein by this reference and that Buyer is purchasing the Property with full knowledge of such environmental conditions.

(n)    The Seller is a corporation (i) duly organized, valid and in good standing under the laws of the State of Delaware, (ii) qualified to conduct business in the State of Rhode Island, and (iii) with full power and authority to execute and deliver this Agreement, and subject to Sections 9.01 and 9.03, to perform its covenants, agreements and obligations hereunder and to sell the Property.

(o)    Subject to Sections 9.01 and 9.03, this Agreement and its execution by Seller have been duly authorized and are a valid and binding obligations of Seller; and the transfer of the Property, and the consummation of the transactions contemplated hereby, will not result in any violation or breach of any indenture or agreement to which Seller is a party or by which Seller or the Property is affected or bound.

(p)    None of the information to be supplied by the Seller for inclusion in the definitive proxy statement relating to the Shareholders Meeting to be filed by the Seller with the SEC, and any amendments or supplements thereto (the “Proxy Statement”), will, at the respective times such documents are filed, and at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the Shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i)    The Board of Directors of the Seller, at a meeting duly called and held, has by vote of those directors present (x) approved and adopted this Agreement and the transactions contemplated hereby, (y) determined that this Agreement and the transactions contemplated hereby are advisable and fair to and in the best interests of the Shareholders and (z) recommended that the Shareholders approve this Agreement and the transactions contemplated hereby.

(ii)    The requisite vote of the Shareholders to approve this Agreement is the only vote of the holders of any class of capital or series of the Seller’s capital stock or other voting securities necessary to approve the transactions contemplated hereby.

The representations and warranties in this Section 8.01 are made by Seller in order to facilitate Buyer’s due diligence process and shall not survive the Closing and delivery of the Deed. Notwithstanding the foregoing limitation, the terms of Section 8.01(a)-(e) shall survive the Closing and delivery of the Deed for a period of six (6) months.

Section 8.02. Buyer’s Representations.

(a)    Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing, that Buyer has the legal capacity and complete authority to enter into and perform this Agreement, and no consent, approval or other action by any person or entity will be needed thereafter to authorize Buyer’s execution and performance of this Agreement.

(b)    Buyer is a limited liability company duly organized and validly under the laws of the State of Rhode Island.

Section 8.03. Operating Covenants.

(a)    From the date hereof until the date of Closing, the Seller shall not take any of the following actions with respect to the Property without Buyer’s written approval, which approval will not be unreasonably withheld, delayed or conditioned:

(i)    make or permit any structural modifications of or additions to the Property ;

(ii)    mortgage or otherwise further encumber or to permit liens (whether inchoate or not) upon the Property;

(iii)    enter into any agreements relating to the operation or maintenance of the Property the term of which agreements shall extend beyond the date of Closing other than the monitoring work by Environmental Science Services contemplated by the Remedial Action Work Plans described in Exhibit H-3 attached hereto;

(iv)    enter into any lease, license or other agreement with respect to the use or occupancy of the Property or otherwise grant or create any easements, restrictions or other encumbrances on or affecting the Property which will extend beyond the date of Closing, other than those relating to environmental matters, or

(v)    amend, alter or modify any of the Leases.

(b)    Seller shall pay for and cause the “Seller’s Work” as described on Exhibit H-1 to be performed by PSC and Environmental Science Services prior to Closing. Seller will fund the Environmental Escrow. The terms of the Environmental Escrow Agreement will be finalized by Buyer and Seller prior to the expiration of the Review Period. In the event Buyer is not satisfied with the terms of the Environmental Escrow Agreement, Buyer may terminate this agreement by written notice to Seller on or before the expiration of the Review Period. If Buyer does not so terminate this Agreement, the Environmental Escrow Agreement shall be deemed approved.

(c)    Buyer will be responsible for the post-closing remediation-monitoring as described in the Remedial Action Work Plans and will guarantee completion of such work in accordance with the Remedial Work Plans. The cost of such work will be funded from the Environmental Escrow.

Section 8.04. Route 403 Condemnation.    From and after the date hereof, Seller shall promptly deliver to Buyer copies of any and all notices, correspondence and any other materials received by Seller with respect to the Route 403 Condemnation. Prior to the earlier of termination of this Agreement or Closing, Seller will not enter into any agreement with any governmental entity with respect to the Route 403 Condemnation without the prior written consent of Buyer.

ARTICLE IX

Conditions Precedent

Section 9.01. Contingency.    Notwithstanding anything contained herein to the contrary, Buyer acknowledges and agrees that Seller’s obligations hereunder are expressly subject to obtaining shareholder approval (“Shareholder Approval”), which Shareholder Approval Seller shall diligently and promptly seek to obtain. In the event the shareholders do not provide such approval on or before August 30, 2003, then either party shall have the right to terminate this Agreement by written notice to the other in which event the Deposit shall be returned to Buyer and neither party shall have any further right or obligation to the other.

The Seller shall cause to be filed with the SEC, as promptly as reasonably practicable following the date hereof, the Proxy Statement relating to the matters to be submitted to the Shareholders at the Shareholders Meeting. The Seller shall use its commercially reasonable good faith efforts to have the Proxy Statement cleared by the SEC as soon as reasonably possible. The Seller shall call, give notice of, convene and hold a special or annual stockholders meeting for the purpose of voting upon the approval and adoption of this agreement as soon as reasonably practicable after the date on which the Proxy Statement shall have been cleared by the SEC. Subject to the provisions of Section 9.03, the Seller shall solicit from its Shareholders proxies in favor of approval and adoption of this Agreement, and, subject to the provisions of Section 9.03, the Board of Directors shall recommend that the Shareholders vote in favor of and approve and adopt this Agreement at the Shareholders Meeting.

Section 9.02. Discovery.    If either Seller or Buyer discovers, prior to or at the Closing, that any material representation or material warranty of the other party is false, misleading or inaccurate in any material respect, the discovering party may (but shall not be obligated to), at such party’s option, terminate this Agreement and the parties hereto shall be relieved of all liabilities and obligations hereunder and (a) if Buyer is the discovering party, Buyer shall be entitled to the immediate return of the Deposit, together with all accrued interest thereon, and to pursue Buyer’s remedies under Article VII of this Agreement, and (b) if Seller is the discovering party, Seller shall be entitled to pursue Seller’s remedies under Article VII of this Agreement.

Section 9.03    Seller’s Fiduciary Obligation to Shareholders.

(a)    Buyer acknowledges and agrees that Seller is a “public company” and in connection with the sale of the Property which constitutes “substantially all assets” of the Seller, Seller is required to reserve the right to have a so-called “fiduciary out” to allow Seller to terminate this Agreement and to sell the Property in a Competing Transaction (as defined below) on terms more favorable to the Seller in the good faith determination of the Board of Directors of the Seller, than the terms set forth in this Agreement. Therefore, nothing contained in this Agreement shall prevent the Board of Directors of the Seller from considering, negotiating, discussing, approving and recommending to the Shareholders or prevent the Company from entering into and closing a bona fide Competing Transaction provided such Competing Transaction shall not have been, after the date of this Agreement, initiated or solicited, and, after the date of this Agreement, such initiation shall not be encouraged by any officer, director or employee of Seller or by Seller’s authorized representative or agent (provided that this limitation shall not prohibit the response to an offer arising after the date of this Agreement) and provided further (A) the Board of Directors and/or Officers of the Seller, after consultation with legal counsel, determines in good faith that failure to take such action is reasonably likely to violate the directors’ fiduciary duties to the Shareholders under applicable law, (B) not later than the day of entering into discussions or negotiations with such Person, the Seller provides written notice to Buyer that it is entering into such discussions or negotiations with such Person, and (C) the Seller keeps Buyer informed on a current basis of the status of any such discussions or negotiations. Prior to entering into any Competing Transaction, the Seller will engage in good faith negotiations with the Buyer. Nothing contained in this Section 9.03 shall prohibit the Board of Directors of Seller from complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with regard to any tender or exchange offer.

(b)    Notwithstanding any provision to the contrary herein, either Seller or Buyer may terminate this Agreement by giving written notice to the other party prior to the Closing if: (i) the Board of Directors of Seller shall have recommended to the Shareholders a Competing Transaction or resolves to do so; or (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of Seller is commenced (other than by Buyer or an affiliate of Buyer) and the Board of Directors of Seller recommends that the stockholders of Seller tender their shares in such tender or exchange offer; provided, that Seller shall not be entitled to exercise any termination rights under this Section 9.03(b) unless (A) the Board of Directors of Seller determines in good faith, after consultation with outside counsel, that failure to take such action is reasonably likely to violate the directors’ fiduciary duty to the Shareholders under applicable law, and (B) Seller has complied with its obligations in the provisos in Section 9.03(a) above.

(c)    If this Agreement is terminated pursuant to Section 9.03(b) prior to Closing, Seller shall pay to Buyer within one (1) business day of such termination a fee of $600,000 plus reimbursement (but not exceeding $100,000) of Buyer’s actual and reasonable out-of-pocket costs of the transaction including reasonable legal fees upon submission of paid invoices or other appropriate documentation as may be reasonably required by Seller.

(d)    The following definition shall apply to this Section 9.03:

a.    “Competing Transaction” means any of (i) a transaction or series of transactions pursuant to which any Person (or group of Persons) other than Buyer or its Affiliates (a “Third Party”) acquires or would acquire more than 30% of the outstanding shares of capital stock of Seller, whether from Seller or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Seller by a merger or other business combination (including any so-called “merger of equals” and whether or not Seller or a Third Party is the entity surviving any such merger or business combination), (iii) any acquisition of the Property by a Third Party or (iv) any other transaction pursuant to which any Third Party acquires or would acquire control of assets of Seller or any of its subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of Seller and its subsidiaries, taken as a whole, immediately prior to such transaction.

b.    “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company or any other entity.

ARTICLE X

Notices

Any notice, demand or other communication which may or is required to be given under this Agreement must be in writing and must be: (a) personally delivered with a signed receipt; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to Buyer and Seller as listed below. Notices hereunder shall be directed as follows:

If to Seller:

BNS Co.

200 Frenchtown Road

Suite 2

North Kingstown, Rhode Island 02852

Attention: Mr. Michael Warren – Chief Executive Officer

Facsimile: (401) 886-7407

With a copy to (which copy shall not constitute notice):

Hinckley, Allen & Snyder

1500 Fleet Center

Providence, Rhode Island 02903

Attention: David J. Rubin, Esq.

Facsimile: (401) 277-9600

If to Buyer:

Wasserman RE Ventures LLC

One Park Row

Providence, Rhode Island 02903

Attention: David D. Wasserman

Facsimile: (401) 274-7368

With a copy to (which copy shall not constitute notice):

Edwards & Angell, LLP

2800 Financial Plaza

Providence, Rhode Island 02903

Attention: Charles F. Rogers, Jr., Esq.

Facsimile: (401) 276-6611

If to Escrow Agent:

CB Richard Ellis – N.E. Partners, L.P.

55 Dorrance Street

Providence, Rhode Island 02903

Attention: Charles C. Francis

Facsimile: (401) 831-3903

Notwithstanding the foregoing, any notices delivered by one party to the other party under Article III shall be deemed given on the date and time of posting if transmitted by United States mail, postage prepaid, registered or certified mail, return receipt requested, to the respective addresses set forth above. Buyer’s counsel may deliver any notice under Article III on behalf of Buyer.

ARTICLE XI

Risk of Loss

Section 11.01. Insurance.    Until Closing, Seller shall at its sole cost and expense keep the Property insured as presently insured.

Section 11.02. Minor Damage.    In the event of “minor” loss or damage being defined for the purpose of this Agreement as damage to the Property such that the Property could be repaired or restored, in the opinion of an architect mutually acceptable to Seller and Buyer (with any fees, costs or expenses pertaining to such opinion to be borne equally by Buyer and Seller), to a condition substantially identical to that of the Property immediately prior to the event of damage at a cost equal to or less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), neither Seller nor Buyer shall have the right to terminate this Agreement due to such damage nor to claims for said damage against responsible parties, but Seller shall reduce the Purchase Price by an amount equal to the cost to repair such damage (unless such damage has been repaired prior to Closing) and the Closing shall take place as provided herein, and in such event Seller shall retain all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Property, plus Seller’s deductible.

Section 11.03. Major Damage.    In the event of a “major” loss or damage (being defined as any loss or damage which is not “minor” as defined hereinabove), Buyer shall have the option of terminating this Agreement by written notice to Seller, in which event Seller and Buyer shall thereupon be released from any and all liability hereunder and the Deposit shall be immediately returned to Buyer by the Escrow Agent. If Buyer elects not to terminate this Agreement, Buyer and Seller shall proceed with the Closing, provided Seller shall assign all of

Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Property, and Buyer shall receive a credit against the Purchase Price in an amount equal to the aggregate amount of any deductible(s) under the insurance policies assigned to Buyer, plus any costs to repair any such major damage not covered by insurance provided, however, that any insurance proceeds remaining after Buyer shall have so repaired or restored the Property shall be retained by Buyer.

Section 11.04. Condemnation.    With the exception of the Route 403 Condemnation, if before the Closing any condemnation or eminent domain proceedings are threatened or initiated against all or any portion of the Property and, in the sole discretion of Buyer, such condemnation or eminent domain proceedings would materially interfere with the current use of the Property or future development of the Property, then Buyer may terminate this Agreement upon written notice to Seller and Seller and Buyer shall thereupon be released from any and all further liability hereunder and the Deposit shall be immediately returned to Buyer by the Escrow Agent. If Buyer does not elect to terminate this Agreement within ten (10) business days after receipt of written notice of the commencement of any such proceedings, or if, in the opinion of Buyer, such condemnation or eminent domain proceedings would not interfere with the current use of the Property and/or Buyer’s bona fide plans for development of the Property, the Closing shall take place as provided herein and Seller shall assign to Buyer at the Closing all rights and interest of Seller in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings. Buyer shall have no right to terminate this Agreement with respect to the Route 403 Condemnation.

ARTICLE XII

Miscellaneous

Section. 12.01. Raw Land.    Pursuant to Section 23-19.5-1 of the Rhode Island General Laws of 1956, as amended, the Buyer acknowledges that the Rhode Island Department of Environmental Management has not certified the Property for development as part of a subdivision or approved the Property as being suitable for on-site disposal of sanitary sewage or other liquid waste.

Section 12.02. Successors and Assigns.    This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Buyer shall not have the right to assign or convey its interest under this Agreement, provided however, without being relieved of any liability under this Agreement, Buyer at its option, upon notice to Seller not less than seven (7) business days prior to Closing, shall have the right to take title to the Property in a name or nominee or assignee other than Buyer, which entity is owned or controlled by Buyer, provided further, such nominee or assignee provides such information reasonably required by Seller about such entity including financial statements and provides reasonable evidence to Seller that such entity has the resources to perform its obligations under this Agreement and all agreements referenced herein.

Section 12.03. Amendments and Termination.    Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

Section 12.04. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

Section 12.05. Merger of Prior Agreements.    This Agreement supersedes all prior written or oral agreements and understandings between the parties hereto relating to the subject matter hereof.

Section 12.06. Time of Essence.    Time is of the essence to both Seller and Buyer in the performance of this Agreement, and they have agreed that strict compliance by both of them is required as to any date and/or time set out herein, including, without limitation, the dates and times set forth in Article III of this Agreement. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday, Sunday or a legal holiday under the laws of the State of Rhode Island, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

Section 12.07. Counterparts.    This Agreement may be executed in identical counterparts, each of which, when construed together, shall be deemed an original hereof.

Section 12.08. Public Announcements.    Seller and the Buyer shall consult with each other before issuing any press release, with respect to this Agreement, and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that any party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of any national securities exchange, if it has used all reasonable effort to consult with the other party.

(The Next Page is the Signature Page)

IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date and year first above written.

Seller:

BNS CO., a Delaware corporation

By:
Name: Title:

Seller:

WASSERMAN RE VENTURES LLC, a Rhode Island limited liability company

By:
Name: Title: